BIGLARI HOLDINGS INC.
17802 IH 10 WEST, SUITE 400
SAN ANTONIO, TEXAS 78257
TELEPHONE (210) 344-3400
FAX (210) 344-3411

July 1, 2014

Mr. Stanley Kreitman
Chairman of the Board
CCA Industries, Inc.
200 Murray Hill Parkway
East Rutherford, NJ 07073

Dear Stanley,

Effective on the date hereof, I hereby resign from my position as a director of CCA Industries, Inc. (the "Company"). My resignation is not as a result of any disagreement with the Company.

Sincerely,

Philip L. Cooley